Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) dated as of June 17, 2025, is among INGLES MARKETS, INCORPORATED, a North Carolina corporation (the “Borrower”),  BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of June 17, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 1, 2023, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of February 14, 2024, and as from time to time further amended, supplemented, restated, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and as amended by this Amendment, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made revolving credit facilities available to the Borrower; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Existing Credit Agreement as more specifically set forth herein and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed to grant such request of the Borrower;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Existing Credit Agreement is hereby amended as follows:

(a)The terms of the Existing Credit Agreement (but not the Exhibits and/or Schedules thereto) are hereby amended and replaced in their entirety to read as set forth in the copy of the entire body of the Credit Agreement attached as Annex A hereto.

(b)Each of Schedules 1.01(b)  (Existing Letters of Credit), 1.01(c)  (Existing Investments), 1.01(d)  (Unrestricted Subsidiaries), 7.01  (Existing Liens), 7.03  (Existing Indebtedness),  7.09  (Burdensome Agreements) and 10.02  (Administrative Agent’s Office; Certain Addresses for Notices) to the Existing Credit Agreement are hereby amended such that, after giving effect to all such amendments, each shall read in its entirety as respectively set forth on Annex B attached hereto.

(c)Exhibit D  (FORM OF COMPLIANCE CERTIFICATE) to the Existing Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex C attached hereto.

(d)The Existing Credit Agreement is hereby amended to include a new Exhibit H (FORM OF PERMITTED ACQUSITION CERTIFICATE) to read in its entirety as set forth on Annex D attached hereto.

2.Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Existing Credit Agreement provided in Section 1 hereof are all subject to the satisfaction of each of the following conditions precedent:

(a)The Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent.

(b)The Administrative Agent shall have received an opinion or opinions of counsel for the Borrower, dated as of the date of this Amendment and addressed to the Administrative Agent and the Lenders which shall be in form and substance satisfactory to the Administrative Agent.

(c)The Administrative Agent shall have received a Secretary’s Certificate of the Borrower dated as of the date of this Amendment, certifying (i) that there has been no change to the Organization Documents of the Borrower since the Closing Date (except as may be detailed in such certificate, and, in the event of any such change(s), such certificate shall attach a copy of such changed Organization Document(s) (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date acceptable to the Administrative Agent by such Governmental Authority)), (ii) as to the resolutions of the governing body of the Borrower authorizing this Amendment, (iii) if the Administrative Agent has not already received an incumbency (including specimen signatures) of the Responsible Officers of the Borrower, as to the incumbency (including specimen signatures) of the Responsible Officers of the Borrower and (iv) as to the good standing, existence or its equivalent of the Borrower.

(d)The Agent shall have received a certificate, signed by a responsible officer of the Borrower, certifying that certifying that (i) the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement are been satisfied, (ii)  there has not occurred, since December 31, 2024, any event or condition that has had, or could be reasonably expected, either individually or in the aggregate, to have, a Material Adverse Effect, (iii) that both immediately before and immediately after giving effect to this Amendment and the incurrence of indebtedness by the Borrower on the date hereof, the Borrower is, individually and together with its Subsidiaries on a consolidated basis, Solvent, and (iv) all boards of directors, shareholder, Governmental Authority and third party consents and approvals in connection with this Amendment and the transactions contemplated hereby and thereby have been obtained, and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse condition on the Borrower and its Subsidiaries or the transactions contemplated hereby, or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which could have such effect.

(e)The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Haynes and Boone, LLP shall have received from the Borrower payment of all fees and expenses incurred in connection with this Amendment.

3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)At the time of and immediately after giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof except that (i) if a qualifier relating to

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materiality, Material Adverse Effect or a similar concept applies, such representation shall be true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and (iii) for the purposes of this Amendment, the representations and warranties contained in Section 5.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement.

(b)The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Borrower is a party except to the extent that such conflict, breach, contravention, Lien or violation could not reasonably be expected to have a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law in any material respect.

(c)This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)After giving effect to this Amendment, there shall exist no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Subsidiaries or against any of their respective properties or revenues or injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (i) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of this Amendment or the Credit Agreement or any other Loan Document, or any transactions contemplated hereby or thereby or (ii) either individually or in the aggregate, in the case of any such suit, proceeding, claim or dispute which is reasonably likely to be adversely determined, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(e)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).

5.Entire Agreement. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document. This Amendment, the Credit Agreement, and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any

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party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6.Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7.Counterparts and Effectiveness. This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.

8.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA. THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA. Clauses (b), (c) and (d) of Section 10.14 of the Credit Agreement and Section 10.15 of the Credit Agreement shall apply to this Amendment as though set forth herein, mutatis mutandis.

9.Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10.References. All references to the “Credit Agreement” in the Loan Documents shall mean the Credit Agreement, as defined herein.

11.Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

INGLES MARKET, INCORPORATED

By: /s/ Patricia E. Jackson

Name:Patricia E. Jackson

Title: Vice President and Chief Financial Officer

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Amendment No. 3

Ingles Markets, Incorporated

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Maggie Keeve

Name:Maggie Keeve

Title: Senior Vice President

[Signature pages continue]

Amendment No. 3

Ingles Markets, Incorporated

Signature Page

BANK OF AMERICA, N.A., as a Lender

By: /s/ Maggie Keeve

Name:Maggie Keeve

Title: Senior Vice President

[Signature pages continue]

Amendment No. 3

Ingles Markets, Incorporated

Signature Page

TRUIST BANK, as a Lender

By: /s/ Steve Curran

Name:Steve Curran

Title: Director

[Signature pages continue]

Amendment No. 3

Ingles Markets, Incorporated

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:      /s/ Joon Hur

Name:Joon Hur

Title:  Executive Director

[Signature pages end]

Amendment No. 3

Ingles Markets, Incorporated

Signature Page

Annex A

Conformed Credit Agreement

(see attached)

Amended Credit Agreement

Deal CUSIP: 45703DAE6

Facility CUSIP: 45703DAF3

CREDIT AGREEMENT

Dated as of June 17, 2021

(as amended by Amendment No.  3 to Credit Agreement, dated as of June 17, 2025)

among

INGLES MARKETS, INCORPORATED,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

TRUIST BANK,

as Syndication Agent,

JPMORGAN CHASE BANK, N.A.,

as Documentation Agent,

and

THE OTHER LENDERS PARTY HERETO

BofA SECURITIES, INC.,
TRUIST SECURITIES, INC.
and

JPMORGAN CHASE BANK, N.A.,
as

Joint Lead Arrangers and Joint Bookrunners

Page

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(continued)

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(continued)

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(continued)

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SCHEDULES

1.01(b)Existing Letters of Credit

1.01 (c)Existing Investments

1.01(d)Unrestricted Subsidiaries

2.01Commitments and Applicable Percentages

7.01Existing Liens

7.03Existing Indebtedness

7.09Burdensome Agreements

10.02Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS Form of

ACommitted Loan Notice

BSwing Line Loan Notice

CNote

DCompliance Certificate

E-1Assignment and Assumption

E-2Administrative Questionnaire

FOpinion Matters

GU.S. Tax Compliance Certificates

HPermitted Acquisition Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 17, 2021, among INGLES MARKETS, INCORPORATED, a North Carolina corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), TRUIST BANK, as Syndication Agent, JPMORGAN CHASE BANK, N.A., as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.
DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptance Credit” means a commercial Letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

“Accounts Receivable” means, as to any Person, all of such Person’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Acquisition” means, by any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Equity Interests of another Person or the right via contract or otherwise to control the voting rights of at least a majority of the Voting Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the collective reference to the Administrative Agent, the Documentation Agent, the Syndication Agent and any other agent(s) from time to time party hereto, or any of them, as the context may require.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Amendment No. 2 Effective Date” means February 14, 2024.

“Amendment No. 3 Effective Date” means June 17, 2025.

“Applicable Law” means, as to any Person or its assets, all applicable Laws binding upon such Person or to which such a Person or its assets is subject.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment in accordance with Section 2.15. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time on and after the Amendment No. 3 Effective Date, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Term SOFR Loans --------------------- Letters of Credit	Base Rate Loans	Unused Fee
1	Less than 3.00 to 1.00	1.375%	0.375%	0.125%
2	Less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00	1.625%	0.625%	0.125%
3	Greater than or equal to 4.00 to 1.00	1.875%	0.875%	0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following delivery of a Compliance Certificate pursuant to Section 6.02(a) for the most recently ended fiscal period; provided,  however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 (as set forth in the table above) shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Subject to adjustment for any updated reporting provided on or prior to the Amendment No. 3 Effective Date, the Applicable Rate in effect from the Amendment No. 3 Effective Date through the first Business Day after the date of the delivery of a Compliance Certificate first occurring on or after June 30, 2025, shall be determined based upon Pricing Level 1 (as set forth in the table above).

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of BofA Securities, Inc., Truist Securities, Inc. and JPMorgan Chase Bank, N.A., in their capacity as joint lead arrangers and joint bookrunners.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other Disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(a)any Equity Interests of any Restricted Subsidiary;

(b)all or substantially all of the properties and assets of any division or line of business of the Borrower or any Restricted Subsidiary;

(c)any other properties or assets of the Borrower or any Restricted Subsidiary other than in the ordinary course of business; or

(d)any Redeemable Equity Interests.

For the purposes of this definition, the term “Asset Sale” shall not include:

(a)any transfer of properties and assets that is governed by the provisions of Section 7.04;

(b)any transfer of properties and assets that is by the Borrower to any Guarantor, or by any Guarantor to the Borrower or any Guarantor in accordance with the terms of this Agreement including any issuance of Qualified Equity Interests;

(c)any transfer of properties and assets that would be within the definition of a “Restricted Payment” and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under Section 7.06;

(d)any transfer of properties and assets that is of obsolete equipment in the ordinary course of business;

(e)any disposition of Cash Equivalents;

(f)any non-exclusive license or sublicense of intellectual property or other intangibles;

(g)any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(h)to the extent permitted under Section 1031 of the Code, any exchange of like property;

(i)any lease, assignment or sublease of any real or personal property in the ordinary course of business; or

(j)any transfer of properties and assets the fair market value of which in the aggregate does not exceed $5,000,000 in any transaction or series of related transactions.

“Asset Swap” means the exchange by the Borrower or a Restricted Subsidiary of a portion of its property, business or assets, in the ordinary course of business, for property, business or assets which, or Equity Interests of a Person all or substantially all of whose assets, are of a type used in the business of the Borrower on the Closing Date or in a Permitted Business, or a combination of any property, business or assets or Equity Interests of such a Person and cash or Cash Equivalents.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended September 24, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Autoborrow Agreement” has the meaning specified in Section 2.04.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means the period from and including the Amendment No. 3 Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“BA Fee” has the meaning specified in Section 2.03(j).

“BADR” means a per annum rate of interest established by Bank of America as its “bankers’ acceptance discount rate”.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankers’ Acceptance” means a time draft, drawn by the beneficiary under a commercial Letter of Credit and accepted by the L/C Issuer upon presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.03, in the standard form for bankers’ acceptances of the L/C Issuer.

“Bankers’ Acceptance Obligations” means the total amount of all Bankers’ Acceptances from time to time outstanding and all obligations of the Loan Parties to reimburse Bank of America (by payment to the Administrative Agent) for its acceptance of any drafts drawn under any Bankers’ Acceptance.

“Bankers’ Acceptance Rate” means the applicable BADR plus the Applicable Rate for Revolving Loans that are Term SOFR Loans.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Lease Obligations” means, with respect to any Person, any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property that, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):

(a)any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;

(b)deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or at least “P-1” by Moody’s Investors Service, Inc. (“Moody’s”);

(c)commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Borrower) organized and existing under the laws of the United States, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s;

(d)repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition; and

(e)money market funds which invest substantially all of their assets in securities described in the preceding clauses (a) through (d).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement in each case in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)any one or multiple transfers of shares (in a single transaction or series of transactions) by the holders of Class B Common Stock of the Borrower to any Person other than to a Qualified Transferee, if, after giving effect to such transfer or transfers, the combined voting rights of all holders of Class B Common Stock and each and every Qualified Transferee represents, in the aggregate, less than fifty percent (50.0%) voting control of Borrower; or

(d)the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities.

“Class A Common Stock” means the Borrower’s Class A Common Stock, $0.05 par value per share.

“Class B Common Stock” means the Borrower’s Class B Common Stock, $0.05 per value per share.

“Closing Date” means June 17, 2021.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral Account” has the meaning specified in Section 2.03(o).

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 3 Effective Date, the aggregate Commitments of all the Lenders is $150,000,000.00.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in Dollars, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Common Stock” means the Borrower’s Class A Common Stock and Class B Common Stock.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definition of “Base Rate”, the definition of “SOFR”, the definition of “Term SOFR”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to the sum (without duplication) of (a) Consolidated EBITDA, plus (b) rental expense for such period, plus (c) other non-cash charges and extraordinary charges not to exceed $15,000,000 in the aggregate for the period from the Amendment No. 3 Effective Date through the Maturity Date.

“Consolidated Adjusted Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA of any Person and its Restricted Subsidiaries for the period of the four (4) prior fiscal quarters ending on or immediately prior to such date minus (ii) all non-cash items increasing Consolidated Net Income for such period minus (iii) all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Adjusted Interest Coverage Ratio in any prior period, to (b) the sum of (i) Consolidated Interest Charges of such Person and its Restricted Subsidiaries and (ii) cash and non-cash dividends or other distributions by such Person or its Restricted Subsidiaries with respect to any Redeemable Equity Interests and preferred Equity Interests for such period; provided, that in each case, the Consolidated Adjusted Interest Coverage Ratio shall be calculated after giving pro forma effect (in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision) to the following:

(1)the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2)the incurrence, repayment or retirement of any other Indebtedness by the Borrower and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement);

(3)in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4)any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided,  further, that in making such computation, the Consolidated Interest Charges attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (other than with respect to Indebtedness incurred in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate.

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Restricted Subsidiaries for such period and (c) depreciation and amortization expense.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the period of the four (4) prior fiscal quarters ending on or immediately prior to such date to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Charges for such period plus (b) current maturities of Consolidated Funded Indebtedness for such period plus (c) rental expense for such period plus (d) Restricted Payments (excluding (i) any such Restricted Payments made to the Borrower or any Restricted Subsidiary and (ii) dividends or other distributions payable solely in common equity interests of the Person making such dividend or other distribution) made during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) if the aggregate maximum stated amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments of the Borrower and its Restricted Subsidiaries is in excess of $20,000,000, all obligations in excess of such amount arising under such letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, whether or not such letters of credit have been drawn upon, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding

Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary (other than any Non-Recourse-Real Estate Subsidiary), and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters most recently ended.

“Consolidated Net Debt” means, as of any date of determination, Consolidated Funded Indebtedness as of such date minus the aggregate amount of cash and Cash Equivalents reflected on the Balance Sheet of the Borrower and, to the extent such cash and Cash Equivalents are permitted to be distributed to the Borrower by dividend or otherwise, its Restricted Subsidiaries (other than any Non-Recourse Real Estate Subsidiary) as of such date.

“Consolidated Net Secured Debt” means Consolidated Net Debt that is secured by a Lien upon all or any portion of the assets of the Borrower or any of its Restricted Subsidiaries.

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income of the Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Tangible Assets” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) the consolidated assets of the Borrower and its Restricted Subsidiaries as of such date minus (b) the intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP, as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.20(b).

“Covered Party” has the meaning specified in Section 10.20(a).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means the L/C Issuer, the Swing Line Lender, and each Lender

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to

Section 2.15) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of the valuation. The aggregate fair market value of the Designated Non-cash Consideration held by the Borrower or any Restricted Subsidiary at any given time, taken together with the fair market value at the time of receipt of all other Designated Non-cash Consideration received and still held by the Borrower or any Restricted Subsidiary at such time, may not exceed the greater of (x) $20,000,000 in the aggregate or (y) 2% of the Consolidated Tangible Assets (determined using the Consolidated Tangible Assets set forth in the most recently delivered Compliance Certificate), at the time of the receipt of the Designated Non-cash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Borrower who does not have any material direct or indirect financial interest in or with respect to such transactions or series of related transactions.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 10.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of human health and safety, the environment and natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Proceeds” has the meaning specified in Section 6.13.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of May 12, 2009, among the Borrower, the financial institutions from time to time party thereto, as lenders and agents, and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms prior to the Closing Date.

“Existing Letter(s) of Credit” means the letters of credit described on Schedule 1.01(b) hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the letter agreement, dated May 14, 2021, among the Borrower and the Administrative Agent.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Guaranteed Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Guarantors” means, collectively, the Restricted Subsidiaries that are Domestic Subsidiaries that enter into the Guaranty pursuant to Section 6.12 or otherwise.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Guaranteed Parties, in for and substance reasonably acceptable to the Administrative Agent, as supplemented from time to time by execution and delivery of Guaranty Joinder Agreements pursuant to Section 6.12 or otherwise.

“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Domestic Subsidiary to the Administrative Agent pursuant to Section 6.12 or otherwise.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract permitted under Article VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract in each case in its capacity as a party to such Swap Contract.

“Increase Effective Date”  has the meaning specified in Section 2.16(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)capital leases and Synthetic Lease Obligations;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (other than Swing Line Loans), the last Business Day of each March, June, September and December and the Maturity Date and (c) as to Swing Line Loans, the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term

SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period shall extend beyond the Maturity Date.

“Inventory” means, at to any Person, all of such Person’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents (as such term is defined in the UCC) representing them.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s L/C Commitment is set forth on Schedule 2.01, or if an L/C Issuer enters into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the Amendment No. 3 Effective Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate

“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings, plus (c) all Bankers’ Acceptances. The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued by the L/C Issuer in accordance herewith providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial Letter of Credit or a standby Letter of Credit. For all purposes of this Agreement, a commercial Letter of Credit shall be deemed to include any related Bankers’ Acceptances created pursuant thereto. Letters of Credit only may be issued in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer, and, as applicable, shall include such general acceptance agreements, applications, certificates and other documents as the L/C Issuer may require in connection with the creation of Bankers’ Acceptances.

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit”  means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Commitments as of such date (after giving effect to any reductions in the Aggregate Commitments). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Guaranty, the Fee Letter and any other engagement or fee letter entered into in connection with this Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse effect upon the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Credit Party under any of the Loan Documents.

“Maturity Date” means June 17, 2030; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Net Cash Proceeds” means (a) with respect to any Disposition by the Borrower or its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction

(including by deferred payment, or monetization of a note, but only when so received) over (ii) the sum of the principal amount of any Indebtedness (other than under the Loan Documents) secured by the applicable asset that is required to be repaid in connection with the transaction, the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction, and net taxes payable within two years of the date of the transaction as a result of any gain recognized in accordance therewith, and (b) with respect to the sale or issuance of any Equity Interest or the incurrence or issuance of Debt by the Borrower or its Subsidiaries, the excess of (i) the sum of cash and Cash Equivalents received in connection with such transaction over (ii) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Non-Recourse Real Estate Subsidiaries” means a Restricted Subsidiary designated by the Borrower as a Non-Recourse Real Estate Subsidiary and substantially all of whose assets consist of real property, buildings, additions and accessions thereto and related assets; provided that (x) the Borrower may not designate a Restricted Subsidiary as a Non-Recourse Real Estate Subsidiary if a Default shall have occurred and be continuing at the time of or after giving effect to such designation, (y) the Borrower and the other Restricted Subsidiaries, if any, may not be directly or indirectly obligated to make additional Investments in any Non-Recourse Real Estate Subsidiary after such Non-Recourse Real Estate Subsidiary’s initial financing transaction and (z) neither the Borrower nor any Restricted Subsidiary that is not a Non-Recourse Real Estate Subsidiary shall be directly or indirectly liable as to any Indebtedness of such Non-Recourse Real Estate Subsidiary (by virtue of the Borrower or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and which, upon the occurrence of a default with respect to such Indebtedness of such Non-Recourse Real Estate Subsidiary, does not result in, or permit any holder of any Indebtedness of the Borrower or any Restricted Subsidiary other than a Non-Recourse Real Estate Subsidiary to declare, a default on such Indebtedness of the Borrower or any Restricted Subsidiary other than a Non-Recourse Real Estate Subsidiary or cause the payment of Indebtedness of the Borrower or any Restricted Subsidiary other than any Non-Recourse Real Estate Subsidiary to be accelerated or payable prior to its stated maturity; provided, further, that (i) notwithstanding the foregoing, any Non-Recourse Real Estate Subsidiary may guarantee the Obligations and (ii) any Restricted Subsidiary that has been designated as a Non-Recourse Subsidiary shall cease to be so designated upon the occurrence of the events described in and otherwise in accordance with Section 6.12. On the date hereof, Shopping Center Financing, LLC and Shopping Center Financing II, LLC are Non-Recourse Real Estate Subsidiaries.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Guaranteed Cash Management Agreement or Guaranteed Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties and (c) reimbursement and other obligations arising under Guaranteed Hedge Agreements.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury or any successor office thereof.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)no Default shall then exist or would exist after giving effect thereto;

(b)the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Acquisition on a pro forma basis (including the incurrence of Indebtedness in connection therewith), the Loan Parties are compliance with all financial covenants set forth in Section 7.11;

(c)the Administrative Agent and the Lenders shall have received not less than thirty (30) days prior to the consummation of any such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition, a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(d)the Target shall have earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date, in an amount greater than $0; and

(e)such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target.

“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit H or any other form approved by the Administrative Agent.

“Permitted Business” means the lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date and business reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Liens”  has the meaning set forth in Section 7.01.

“Permitted Swap Contract” means any Swap Contract entered into in the ordinary course of business constituting (a) interest rate protecting agreements and/or other types of interest rate hedging agreements, (b) foreign exchange contracts, currency swap agreements or similar agreements or arrangements designed to protect against fluctuations on currency values, relating to (i) Indebtedness of the Borrower and/or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties; provided, however, that Swap Contracts subject to this clause (b) shall not increase the Indebtedness or other obligations of the Borrower or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, or (c) forward contracts, commodity swaps, commodity options or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices, which shall not increase the amount of Indebtedness or other Obligations of the Borrower or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Borrower or any Restricted Subsidiary and any additions and accessions thereto, which are purchased by the Borrower at any time after the Closing Date are issued; provided that:

(a)the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into (a) within 180 days after the purchase or substantial completion of the construction of such assets or (b) at any time with respect to refinancings of Purchase Money Obligations, and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom; and

(b)(i) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset bases in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Borrower of the assets subject thereto or (ii) the Indebtedness secured thereby shall be with recourse solely in the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

“Qualified Equity Interests” means, with respect to any Person, any and all Equity Interests of such Person other than Redeemable Equity Interests.

“Qualified Transferee” means, with respect to the Borrower, any one or more of (i) the transferor’s spouse, issue, parents or siblings (individually referred to as the “Immediate Family Member”), or a trust for the benefit of the transferor or any Immediate Family Member if the trustee of such trust is the transferor or an Immediate Family Member, or a limited liability company for the benefit of the transferor or an Immediate Family Member if a member, manager, or managing member of such limited liability company is the transferor or an Immediate Family Member, or (ii) in the event of the transferor’s death or legal disability, the transferor’s executor, administrator or personal representative, or (iii) the Ingles Markets, Incorporated Profit Sharing Plan and Trust, or (iv) any holder of Class B Common Stock that is a holder of Class B Common Stock on the date of transfer, or (v) any participant in the Corporation’s Investment/Profit Sharing Plan that holds shares of Class B Common Stock in their Plan account on the date of transfer.

“Real Estate Secured Term Loan Facility” means one or more term loan facilities of the Borrower in an aggregate principal amount not to exceed $100,000,000.00 outstanding at any time, to be entered in by the Borrower on or after the Closing Date and secured solely by certain real estate assets of the Non-Recourse Real Estate Subsidiaries with an aggregate appraised value as of the closing date thereof of no more than 115% of the aggregate principal amount of the term loan.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Redeemable Equity Interests” means any Equity Interests in any Person that, either by its terms or the terms of any security into which it is convertible, exchangeable or otherwise, is or will be upon the happening of an event or the passage of time, required or permitted to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities by and at the option of the holder thereof at an time prior to the Maturity Date.

“Reduction Amount” has the meaning set forth in Section 2.05(b)(i).

“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, at least two Lenders having more than 50% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that, as set forth in Section 2.15, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required

Lenders; provided, further that as long as there are two (2) or more Lenders (Lenders that are Affiliates of one another, and any Approved Fund of a Lender, being considered as one Lender for purposes of this proviso), Required Lenders shall mean at least two (2) such Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of delivery of incumbency certificates pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party, and solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any of the following actions by the Borrower or any Restricted Subsidiary: declare or pay any dividend on, or make any distribution to holders of, any shares of the Borrower’s Equity Interests (other than dividends or distributions payable solely in shares of its Qualified Equity Interests or in options, warrants or other rights to acquire shares of such Qualified Equity Interests);

(a)purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, any Equity Interests of the Borrower or any Equity Interests of any Affiliate of the Borrower (other than Equity Interests of any wholly-owned Restricted Subsidiary of the Borrower) or options, warrants or other rights to acquire such Equity Interests;

(b)make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; or

(c)declare or pay any dividend or distribution on any Equity Interest of any Restricted Subsidiary to any Person (other than (a) to the Borrower or any of its wholly-owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary).

The amount of any such Restricted Payment, if other than cash, shall be the fair market value of the assets proposed to be transferred, as determined by (i) if such assets are valued at less than $10,000,000, the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a board resolution or (ii) if such assets are valued at $10,000,000 or more, by an appraisal in form and substance satisfactory to the Administrative Agent.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in any currency other than Dollars, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in such other currency.

“Sanctioned Entity” means (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals maintained by OFAC available at or through http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Senior Note Documents” means, collectively, the Senior Note Indenture and any other document, agreement or instrument governing or evidencing any Senior Notes, in each case as amended, restated, supplemented or otherwise modified from time to time in a manner permitted hereunder.

“Senior Note Indenture” means that certain Indenture, dated as of the Closing Date, among the Borrower, as issuer, and Truist Bank, as trustee, with respect to the Senior Notes.

“Senior Notes” means the $350,000,000 of 4.00% Senior Notes due 2031 issued by the Borrower pursuant to the Senior Note Indenture.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“SOFR”  means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% (10 basis points).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Debt” means, collectively, any Indebtedness issued by the Borrower that (a) has an average life to stated maturity greater than the remaining average life to stated maturity of the Obligations and (b) is subordinated in right of payment to the Obligations pursuant to a subordination agreement in form and substance acceptable to the Required Lenders, in each case as amended, restated, supplemented or otherwise modified from time to time in a manner permitted hereunder.

“Subordinated Debt Documents” means, collectively, any document, agreement or instrument governing or evidencing any Subordinated Debt, in each case as amended, restated, supplemented or otherwise modified from time to time in a manner permitted hereunder.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America (through itself or through one of its designated Affiliates or branch offices) in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder, in an aggregate amount outstanding not to exceed the Swing Line Sublimit at any time.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Commitments as of such date (after giving effect to any reductions in the Aggregate Commitments). The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, “Term SOFR” means :

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published  prior  to  11:00  a.m.  on  such  determination  date  then  Term SOFR means the Term  SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the  SOFR  Adjustment  for  such  Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes  of  this Agreement.

“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the  definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor  administrator  satisfactory  to the Administrative Agent) and published  on  the applicable Reuters screen page (or such other commercially available source providing such quotations as may be  designated by the Administrative Agent from time to time).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary listed on Schedule 1.01(d), unless and until such time as any such Unrestricted Subsidiary shall be required to be designated as a Restricted Subsidiary in accordance with Section 6.12.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means (a) as such term is used in Sections 5.27 and 6.16,  any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (b) except as provided in the immediately foregoing clause (a),  any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate

Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03Accounting Terms

(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rates and any related spread or other adjustment) that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor re replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or  in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

2.02Borrowings, Conversions and Continuations of Committed Loans.

(a)Notice from Borrower. Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided, that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of,

conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Notice to and Funding by Lenders. Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)Continuation of or Conversion to Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)Notice of Interest Rate. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)Maximum Interest Periods. After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

(f)Cashless Settlement. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g)Conforming Changes.  With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03Letters of Credit.

(a)General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelvemonth period to be agreed upon by the Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that the L/C Issuer shall not (i) permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Commitment and (iv) the total Revolving Credit Exposures shall not exceed the total Commitments.

(i)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)such Letter of Credit is to be denominated in any currency other than Dollars;

(E)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, (B) the L/C Issuer would not be permitted under the terms hereof at such time to issue a new Letter of Credit in the proposed amended form of such Letter of Credit or (C) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the date that is five (5) Business Days prior to the Maturity Date.

(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the

Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.14 or 2.15, as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.

If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e) shall be conclusive absent manifest error.

(f)Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Committed Loans or Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Committed Loans or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the date of payment by the L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of: any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(i)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(ii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iii)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(iv)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(v)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vi)payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(i)the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii)the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) the L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.

(h)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to any Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)Actions of L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(j)Letter of Credit Fees and Bankers’ Acceptance Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender, subject to Section 2.15 and otherwise in accordance with its Applicable Revolving Percentage (i) a Letter of Credit fee (the “Letter of Credit Fee”) (x) for each commercial Letter of Credit (other than Bankers’ Acceptances) equal to Applicable Rate times the maximum stated amount of such Letter of Credit and (y) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit and (ii) a Banker’s Acceptance fee (the “BA Fee”) equal to the Bankers’ Acceptance Rate times the maximum stated amount of all then outstanding Bankers’ Acceptances. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees and BA Fees shall be (i) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit or Bankers’ Acceptance, as applicable and (ii) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, equal to 0.125% per annum times the maximum stated amount of such commercial Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and the L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily available amount to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l)Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(m)Interim Interest. If the L/C Issuer for any standby Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment.

(n)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing at least 75% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 75% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(p)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(q)Bankers’ Acceptances. This Agreement contemplates the issuance of commercial Letters of Credit that are Acceptance Credits and the creation of Bankers’ Acceptances in connection therewith. For purposes hereof and as additional clarification as the context requires, (i) references to drawings under Letters of Credit shall include the creation of, and payments under, Bankers’ Acceptances, (ii) references to notices of drawing under Letters of Credit shall include presentations of Bankers’ Acceptances for payment, (iii) references to undrawn amounts under Letters of Credit shall include amounts payable under (or that may become payable under) Bankers’ Acceptances, (iv) references to the issuance of a Letter of Credit shall include the creation of a Bankers’ Acceptance under a commercial Letter of Credit and (v) references to expiry dates of Letters of Credit shall include maturity dates of Bankers’ Acceptances.

(r)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04Swing Line Loans.

(a)The Swing Line. Subject to the terms and conditions set forth herein and in any Autoborrow Agreement, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may, in its sole discretion, or, if an Autoborrow Agreement is then in effect, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)Borrowing Procedures. At any time an Autoborrow Agreement is not in effect, each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender shall, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

In order to facilitate the borrowing of Swing Line Loans, the Borrower and the Swing Line Lender previously entered into an Autoborrow Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Swing Line Lender (the “Autoborrow Agreement”) under the Existing Credit Agreement providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, subject to the conditions set forth herein (other than any requirements that are set forth only in the immediately preceding paragraph). The parties hereto acknowledge and agree that, and the Credit Parties hereby authorize the Administrative Agent to enter into any agreement or instrument it deems necessary to cause, that notwithstanding anything in the existing Autoborrow Agreement to the contrary, the Autoborrow Agreement is hereby amended to be deemed to be issued under and to continue in full force and effect with respect to this Agreement, including by increasing the swing line sublimit referenced therein to equal the Swing Line Sublimit as in effect hereunder from time to time, and each reference in the Autoborrow Agreement to the Credit Agreement shall mean this Agreement as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms. At any time an Autoborrow Agreement is in effect, the requirements for Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Swing Line Borrowings shall be made in accordance with the Autoborrow Agreement, until the right to such Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Autoborrow Agreement; provided, that any automatic advance made by Bank of America in reliance of the Autoborrow Agreement shall be deemed a Swing Line Loan as of the time such automatic advance is made notwithstanding any provision in the Autoborrow Agreement to the contrary. For purposes of determining the Outstanding Amount under the Commitment at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the amount of the Swing Line Sublimit. For purposes of any Swing Line Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America in the Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as Swing Line Lender hereunder.

(c)Refinancing of Swing Line Loans.

(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding; provided that (unless an Autoborrow Agreement is then in effect) the Swing Line Lender shall request each Lender to make such Loans no less frequently than once every calendar month. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender. Interest on the Swing Line Loans shall be due and payable in arrears on each applicable Interest Payment Date and at such other times as may be specified herein. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05Prepayments.

(a)Optional.

(i)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Term SOFR Loans are to be repaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Except as set forth in Section 2.15, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)At any time during which an Autoborrow Agreement is not in effect, the Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that unless otherwise agreed by the Swing Line Lender (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount equal to the lesser of $100,000 and the outstanding principal amount of all Swing Line Loans as of such date. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)Mandatory.

(i)When the aggregate amount of Excess Proceeds resulting from Asset Sales permitted by Section 6.13 exceeds $40,000,000, the Borrower will apply 100% of such excess amount of the Excess Proceeds ratably to the repayment of the Obligations as follows: first, to the L/C Borrowings and the Swing Line Loans; second, to the outstanding Committed Loans; and, third, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business; provided, that the Aggregate Commitments shall not be reduced as a result of any such prepayment. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii)If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

2.06Termination or Reduction of Commitments.

(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit automatically shall be reduced by the amount of such excess.

(b)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07Repayment of Loans.

(a)Committed Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)Swing Line Loans. At any time the Autoborrow Agreement is in effect, the Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time the Autoborrow Agreement is not in effect, the Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

2.08Interest.

(a)Generally. Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)Default Rate.

(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Payments Due. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09Fees.  In addition to certain fees payable pursuant to Section 2.03:

(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to any fees in the amounts and at the times specified in any other fee letters entered into in connection with this Agreement. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Except as otherwise provided in Section 2.10(b), the Borrower’s obligations under this paragraph shall survive for twelve (12) calendar months after the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

(b)Retroactive Adjustments. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii),  2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11Evidence of Debt.

(a)General. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12Payments Generally; Administrative Agent’s Clawback.

(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Term SOFR Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to the applicable Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14Cash Collateral.

(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to clause (a) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14;  fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14;  sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees and BA Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated

amount of Letters of Credit and Bankers’ Acceptances for which it has provided Cash Collateral pursuant to Section 2.14.

(C)With respect to any Letter of Credit Fee or BA Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or such Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.16Increase in Commitments.

(a)Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Aggregate Commitments (which shall be in the form of an increase in the existing revolving commitments and not by a separate revolving credit facility or by establishment of a  term loan) by an amount (for all such requests taken together in the aggregate) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 or any whole multiple of $25,000,000 in excess thereof and (ii) the Borrower may make a maximum of three such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists or would result therefrom, (ii) (x) upon the reasonable request of any Lender made at least seven Business Days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such

Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three days prior to the Increase Effective Date and (y) at least three Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.  The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Commitments under this Section.

(f)Conflicting Provisions.  This Section 2.16 shall supersede any provisions in Section 2.13 to the contrary.

Article III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes.

(a)Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower. The Borrower and other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)Indemnification by Loan Parties. Each of the Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term  SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03Inability to Determine Rates.

(a)If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that, for any reason, Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~.~~ (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00  p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04Increased Costs; Reserves on Term SOFR Loans.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such

Lender’s or the L/C Issuer’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s liquidity or capital or on the liquidity or capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to liquidity or capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07Survival.  All of the Borrower’s obligations under this Article III shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

Article IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative

Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)a favorable opinion of Spielman Law Group, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit F and such other matters concerning the Borrower and the Loan Documents as the Required Lenders may reasonably request;

(vi)a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)evidence that the Existing Credit Agreement has or concurrently with the Closing Date will be been repaid in full in cash and all existing commitments thereunder have been or concurrently with the Closing Date are being terminated; and

(ix)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)(i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided such Lender, and such Lender shall be reasonably satisfied with, the final documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Closing Date, and (ii) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests it, a Beneficial Ownership Certification in relation to such Loan Party.

(c)Any fees required to be paid on or before the Closing Date shall have been paid.

(d)Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)The Borrower shall have issued the Senior Notes, repaid in full and terminated the existing senior notes and obtained all related lien releases under the existing senior notes in accordance with the definitive Senior Notes documentation.

(f)The Administrative Agent shall have received a payoff letter with respect to the Existing Credit Agreement and the Existing Credit Agreement shall be paid and performed in full and the commitments thereunder terminated substantially simultaneously with the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)The representations and warranties of the Borrower and any other Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.
REPRESENTATIONS AND WARRANTIES

Subject to Section 5.25, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power.  Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 27, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-

end audit adjustments. Such unaudited consolidated balance sheets set forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

5.06Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property; Liens.  Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Permitted Liens. Notwithstanding any grant of a security interest in any assets or properties of the Borrower or any Subsidiary to any collateral agent or the Lenders, none of the following shall be included as collateral subject to any such grant or pledge: (i) accounts, instruments, chattel paper or other obligations or properties of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity and (ii) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity.

5.09Environmental Compliance.  The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10Insurance.  The properties of the Borrower and its Subsidiaries with a book value of $10,000,000 or more individually or in the aggregate either (a) are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards) with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, or (b) are covered by self-insurance permitted under Section 6.07.

5.11Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)The Borrower represents and warrants as of the Amendment No. 3 Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13Subsidiaries; Equity Interests.  As of the Amendment No. 3 Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Exhibit 21.1 to the Borrower’s 10-K filed December 20, 2020, with respect to the fiscal year ending September 26, 2020, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified in such public filings free and clear of all Liens. As of the Amendment No. 3 Effective Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in the aforementioned public filing. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable. As of the Amendment No. 3 Effective Date, no Redeemable Equity Interests are issued or outstanding.

5.14Margin Regulations; Investment Company Act.

(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under a Letter of Credit, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.06 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be Margin Stock.

(b)None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time they were made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Amendment No. 3 Effective Date, the information included in the Beneficial Ownership Certificate, if applicable, is true and correct in all respects.

5.16Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.18Solvency.  The Borrower is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19Pari Passu Indebtedness/Senior Indebtedness.  The Obligations constitute (i) “Senior Debt” (or any comparable term) under and as defined in any Subordinated Debt Documents and (ii) “Pari Passu Indebtedness” (or any comparable term) under and as defined in the Senior Note Documents.

5.20Guarantees by Subsidiaries.  No Subsidiary (other than a Guarantor) has Guaranteed any Indebtedness of the Borrower.

5.21Foreign Assets.  None of the Borrowers, any Subsidiary of the Borrower or any Affiliate of the Borrower are in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

5.22OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.23Anti-Corruption Laws.  The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.24Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.

5.25More Restrictive Representations.  If any representation or warranty given by Borrower with respect to any other Indebtedness of the Borrower in effect on the Closing Date or established pursuant to any Real Estate Secured Term Loan Facility entered into after the Closing Date, in each case, is established (in the case of a Real Estate Secured Term Loan Facility), adjusted or amended at any time after the Closing Date (including amendments to the relevant defined terms) such that any such representation or warranty required under such Indebtedness is not included in this Article V or, if substantially similar to any representation or warranty given in this Article V, is more restrictive than such representation or warranty set forth in this Article V, Borrower has provided a written notice thereof to the Administrative Agent detailing such additional or more restrictive representations and warranties and each such applicable representation and warranty with respect to such other Indebtedness is hereby made by the Borrower (with respect to itself and, if applicable, its Subsidiaries) as of the dates and to the extent required in the definitive documents for such other Indebtedness as though this Article V had been amended to conform to such additional or more restrictive representations and warranties under the definitive documents for such other Indebtedness.

5.26Covered Entity. No Loan Party is a Covered Entity.

5.27U.S. Outbound Investment Rules.  Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause any of the Agents and/or Lenders to be in violation of the Outbound Investment Rules or cause any of the Agents and/or Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall cause each Restricted Subsidiary (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) to:

6.01Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally or regionally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)as soon as available, but in any event within 45 days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 26, 2021), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)as soon as available, but in any event no later than November 15 (or, if such date is not a Business Day, the immediately preceding Business Day) of the fiscal year with respect to which forecasts are being provided, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on an annual basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended June 26, 2021), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice of investigation, enforcement or similar action or any other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(e)promptly, and any event no later than five Business Days prior to entering into such credit facilities, notice of the intent to enter into any Real Estate Secured Term Loan Facility or any other credit facility subject to Section 7.13;

(f)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of the Senior Notes or any other debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(g)promptly following any requests therefor, provide information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(h)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market- related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information”.

6.03Notices. Promptly notify the Administrative Agent and each Lender:

(a)of the occurrence of any Default within five (5) Business Days of such occurrence;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a

Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)of the occurrence of any ERISA Event; and

(d)of any change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, including any determination by the Borrower referred to in Section 2.10(b) that could reasonably be expected to have a Material Adverse Effect or otherwise have any material impact on the calculation of financial covenant compliance hereunder.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets in excess of $15,000,000, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims of $15,000,000 or more which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness in outstanding principal amount in excess of $15,000,000, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06Maintenance of Properties.  Maintain, preserve and protect all of its properties and equipment with a book value of $10,000,000 or more individually or in the aggregate or as otherwise may be necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

6.07Maintenance of Insurance.  Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in the same or similar business and owning similar properties in similar localities as where the Borrower or the applicable Restricted Subsidiary operates; provided, however, that the Borrower may reduce the amount of insurance required to be maintained above to the extent that the Borrower maintains a self-insurance program providing insurance coverage therefor.

6.08Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and comply with all applicable anti-money-laundering laws.

6.09Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon five Business Days advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11Use of Proceeds.  Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12Guarantees by Subsidiaries.  At any time that any Domestic Subsidiary (including, without limitation, any Unrestricted Subsidiary or Non-Recourse Real Estate Subsidiary) Guarantees any Indebtedness of the Borrower, cause such Domestic Subsidiary to, promptly (but in any event within five (5) Business Days of providing such Guarantee), (a) no longer be designated as an Unrestricted Subsidiary or Non-Recourse Real Estate Subsidiary, as the case may be, (b) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose and (c) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13Asset Sales.  The Borrower shall apply, or cause the applicable Restricted Subsidiary to apply, the Net Cash Proceeds of any Asset Sale described in Section 7.05 (each, a “Net Cash Proceeds Transaction”), within 365 days of receipt thereof either: (a) to permanently reduce senior Indebtedness of the Borrower or a Restricted Subsidiary, and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; (b) to make an investment or capital expenditure in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Equity Interests) that will be used in the business of the Borrower and its Restricted Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto; (c) to acquire Equity Interests of another Person provided such Person becomes a Restricted Subsidiary; and/or (d) to effect a combination of prepayment and investment permitted by the foregoing clauses (a), (b) and (c). The amount of such Net Cash Proceeds not used or invested within 365 days of the Net Cash Proceeds Transaction as set forth in this paragraph shall constitute “Excess Proceeds.”

6.14Approvals and Authorizations.  Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Loan Party is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

6.15Anti-Corruption Laws; Sanctions.  Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anticorruption legislation in other jurisdictions and with all applicable Sanctions, if any, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

6.16U.S. Outbound Investment Rules.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause any of the Agents and/or Lenders to be in violation of the Outbound Investment Rules or cause any of the Agents and/or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (the “Permitted Liens”):

(a)Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Borrower or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(b)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made in respect thereof;

(c)Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(d)judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(e)easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(f)any interest or title of a lessor under any Indebtedness of the Borrower and its Restricted Subsidiaries, on a consolidated basis, in respect of Capital Lease Obligations incurred in accordance with Section 7.03(d); provided that such Liens do not extend to any property or assets which is not leased property subject to such Indebtedness;

(g)Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries securing the Borrower’s or any of its Restricted Subsidiaries’ obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in an aggregate amount at any time outstanding not to exceed $10,000,000;

(h)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(i)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or any of its Restricted Subsidiaries, including rights of offset and set-off;

(j)Liens securing obligations under any interest rate Swap Contracts permitted under Section 7.03(i) and that relate to Indebtedness otherwise permitted hereunder;

(k)Liens securing Acquired Indebtedness incurred in accordance with Section 7.03 (and any Liens securing any permitted refinancing thereof); provided that:

(i)such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Borrower or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Borrower or a Restricted Subsidiary; and

(ii)such Liens do not extend to or cover any property or assets of the Borrower or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Borrower or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Borrower or a Restricted Subsidiary;

(l)Liens on assets of a Restricted Subsidiary that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Agreement;

(m)leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary cause of business of the Borrower and its Restricted Subsidiaries;

(n)banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(o)Liens arising from filing Uniform Commercial Code financing statements regarding operating leases;

(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(q)Liens existing as of the Amendment No. 3 Effective Date and listed on Schedule 7.01 to the extent and in the manner such Liens are in effect on the Amendment No. 3 Effective Date;

(r)Liens pursuant to any Loan Document;

(s)Liens in favor of the Borrower or a Restricted Subsidiary on assets of any Restricted Subsidiary;

(t)Liens securing Indebtedness permitted under clauses (b), (c) and (d) of Section 7.02;

(u)Liens securing any refinancing which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens: (i) are no less favorable to the Lenders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (ii) do not extend to or cover any property or assets of the Borrower or any of its Restricted Subsidiaries whose value exceeds the assets or property which secured the Indebtedness so refinanced; provided, further, that in the event that the property or assets being secured is not the same property or assets which secured the Indebtedness so refinanced, the Borrower shall provide a certificate from a Responsible Officer of the Borrower to the Administrative Agent certifying that the Liens securing such refinancing are in compliance with this clause (u);

(v)Liens securing Indebtedness or other obligations of a Guarantor owing to the Borrower or another Guarantor permitted to be incurred pursuant to this Agreement;

(w)Liens on owned real property and or related fixtures of the Borrower securing Indebtedness or other obligations of the Loan Parties under any Real Estate Secured Term Loan Facilities permitted to be incurred pursuant to this Agreement; and

(x)other Liens securing Indebtedness permitted under Section 7.03(a); provided that the aggregate principal amount of all obligations secured pursuant to this clause (x) shall not exceed 15% of Consolidated Tangible Assets (determined at the time of incurrence using the Consolidated Tangible Assets set forth in the most recently delivered Compliance Certificate) at any one time outstanding;

provided, however, that except as expressly provided in Section 7.01(g), notwithstanding any other provision of this Section 7.01 to the contrary, neither the Borrower nor any Restricted Subsidiary shall incur or suffer to exist any Liens on any of its Accounts Receivable or Inventory.

For purposes of determining compliance with this Section 7.01, in the event that a Lien meets the criteria of more than one of the Liens permitted hereby, the Borrower in its sole discretion shall classify or reclassify such Liens and only be required to include the amount attributable to such Lien under one of the foregoing baskets (as so classified or reclassified from time to time by Borrower).

7.02Investments.  Make any Investments, except:

(a)Investments in the Borrower or any Guarantor or any Person which, as a result of such Investment, in one transaction or a series of related transactions, (a) becomes a Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or any Guarantor;

(b)Indebtedness of the Borrower or a Restricted Subsidiary described under clauses (e), (f), (g) and (h) of Section 7.03;

(c)cash or Cash Equivalents;

(d)Investments acquired by the Borrower or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 7.05 to the extent such Investments are non-cash proceeds as permitted under such covenant;

(e)Investments in existence on the Amendment No. 3 Effective Date and listed on Schedule 1.01(c);

(f)any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with a disposition of assets (including Asset Sales);

(g)any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(i)in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person; or

(ii)as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)any permitted hedging obligations;

(i)Investments the payment for which consists of Equity Interests (excluding Redeemable Equity Interests) of the Borrower or a Restricted Subsidiary;

(j)guarantees of Indebtedness permitted to be incurred under this Agreement;

(k)Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(l)Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed $5,000,000 at the time of such Investment (with the fair market value of (i) each Investment being measured at the time made and without giving effect to subsequent changes in value and (ii) $10,000,000 or more being confirmed by an appraisal in form and substance satisfactory to the Administrative Agent) in any Person with which the Borrower or any Restricted Subsidiary has entered into a licensing, management, franchise, joint venture, consulting or similar agreement on customary terms and conditions;

(m)loans and advances to officers, directors, managers and employees for business- related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices and in compliance with applicable laws;

(n)loans to the Borrower’s Profit Sharing Plan in accordance Section 7.08;

(o)Permitted Acquisitions; and

(p)in addition to those Investments set forth in clauses (a) through (o) above, Investments in the aggregate not to exceed the greater of (a) $40,000,000 or (b) 2.5% of Consolidated Tangible Assets (determined at the time of incurrence using the Consolidated Tangible Assets set forth in the most recently delivered Compliance Certificate) at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the fair market value (as determined by the Borrower’s Board of Directors or, if such asset or property is valued at $10,000,000 or more, by an appraisal satisfactory in form and substance to the Administrative Agent) at the time of Investment.

7.03Indebtedness.  Create, issue, incur, assume, guaranty or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), except that the Borrower and, to the extent expressly provided below, its Restricted Subsidiaries may incur each and all of the following:

(a)Indebtedness that is incurred by the Borrower and any Guarantor or that constitutes Acquired Indebtedness of a Restricted Subsidiary, so long as the Consolidated Adjusted Interest Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness shall not be less than 2.00 to 1.00;

(b)Indebtedness of the Borrower or any Guarantor (and guarantees of such Indebtedness by any Subsidiaries that have become Guarantors) in an aggregate principal amount outstanding at any time not to exceed $220,000,000 under (i) the Loan Documents or (ii) one or more other revolving credit facilities, lines of credit, letters of credit or term loans; provided, that the aggregate amount of outstanding principal of loans, unused commitments and maximum stated amount of letters of credit with respect to credit facilities, lines of credit, letters of credit and term loans permitted under the foregoing sub-clause (ii) of this clause (b) shall not exceed $45,000,000 at any time;

(c)Indebtedness of the Borrower pursuant to the Senior Notes in an aggregate principal amount not to exceed $700,000,000 and Indebtedness of any Guarantor pursuant to a Guarantee of the Senior Notes;

(d)Indebtedness of the Borrower or any Guarantor represented by Capital Lease Obligations and Purchase Money Obligations for the purpose of financing the purchase, lease or improvement of property (real or personal) or equipment of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed the greater of (a) $100,000,000 or (b) 5.0% of Consolidated Tangible Assets (determined at the time of incurrence using the Consolidated Tangible Assets set forth in the most recently delivered Compliance Certificate) at any one time outstanding;

(e)Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the Amendment No. 3 Effective Date and listed on Schedule 7.03;

(f)Indebtedness of the Borrower owing to a Restricted Subsidiary; provided that any Indebtedness of the Borrower owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in form and substance satisfactory to the Administrative Agent and is unsecured and is subordinated in right of payment from and after such time as the Obligations shall become due and payable (whether on the Maturity Date, acceleration or otherwise) to the payment and performance of the Obligations; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Borrower or other obligor not permitted by this clause (f);

(g)Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in form and substance satisfactory to the Administrative Agent; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Borrower or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (g), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Borrower or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (g);

(h)guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 7.12;

(i)obligations of the Borrower or any Restricted Subsidiary existing or arising under any Permitted Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(j)Indebtedness of the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business (including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims) in an aggregate maximum stated amount not to exceed $20,000,000 at any time outstanding;

(k)Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, earn outs, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary; provided, however, that such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (k));

(l)Indebtedness solely in respect of surety, performance or appeal bonds, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

(m)Indebtedness of the Borrower or any Restricted Subsidiaries in addition to that described in clauses (b) through (l) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness in accordance with clause (o) below, so long as the aggregate principal amount of all such Indebtedness shall not exceed $60,000,000 outstanding at any one time;

(n)one or more Real Estate Secured Term Loan Facilities in an aggregate principal amount not to exceed $100,000,000.00 outstanding at any one time; and

(o)any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clause (a), (b)(ii), (e), (m) or (n) of this Section 7.03, including any successive refinancings so long as the borrower under such refinancing is the Borrower or, if not the Borrower, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased to a principal amount in excess of the principal amount on the Amendment No. 3 Effective Date (with respect to Indebtedness in existence on the Amendment No. 3 Effective Date) or otherwise on the initial date such Indebtedness was incurred, plus the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus the amount of expenses of the Borrower incurred in connection with such refinancing, and (1) in the case of any refinancing of Indebtedness that is Subordinated Debt, such new Indebtedness is made subordinated to the Obligations at least to the same extent as the Indebtedness being refinanced, (2) in the case of senior Indebtedness or Subordinated Debt, as the case may be, such refinancing does not reduce the average life to stated maturity or the stated maturity of such Indebtedness and (3) in the case of Subordinated Debt, such replacement Subordinated Debt shall comply with Section 7.05(b)(ii).

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted hereby, the Borrower in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Charges of the Borrower as accrued.

7.04Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (other than a Non-Recourse Real Estate Subsidiary), provided that (x) when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and (y) when any Unrestricted Subsidiary is merging with a Restricted Subsidiary, the Restricted Subsidiary shall be the continuing or surviving Person; and

(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary (other than a Non-Recourse Real Estate Subsidiary); provided that if (x) the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor, and (y) if the transferor in such a transaction is a Restricted Subsidiary, then the transferee must either be the Borrower or a Restricted Subsidiary.

7.05Asset Sales.  Consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash, (2) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Borrower and evidenced in a board resolution) and (3) immediately before and immediately after giving effect to such proposed Asset Sale on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Asset Sale shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Borrower or its Restricted Subsidiaries; provided that the amount of any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in the Asset Sale shall be deemed “cash” for purposes of this provision; provided, further, notwithstanding any other provision of this Section 7.05 to the contrary, neither the Borrower nor any Restricted Subsidiary shall consummate an Asset Sale (i) consisting of the issuance, repurchase or redemption of any Redeemable Equity Interests or (ii) with respect to Accounts Receivable or Inventory other than in the ordinary course of business. With respect to an Asset Swap constituting an Asset Sale, the Borrower or any Restricted Subsidiary shall be required to receive in cash an amount equal to 75% of the Proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.

7.06Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)so long as (x) immediately before and immediately after giving effect to such Restricted Payment, no Default shall have occurred and be continuing and (y) such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Borrower or its Restricted Subsidiaries:

(i)the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Equity Interests of the Borrower in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Equity Interests of the Borrower;

(ii)repurchases of Equity Interests, deemed to occur upon the exercise of any options, warrants or convertible securities if the Equity Interests represent a portion of the exercise price of such options, warrants or convertible securities and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to any employee to pay for taxes payable by such employee upon such grant or award; and

(iii)after giving effect to such Restricted Payment on a pro forma basis (including any incurrence of Indebtedness in connection therewith), the Loan Parties would be in compliance with all financial covenants set forth in Section 7.11.

(b)the following actions:

(i)the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by clause (a) of this Section 7.06 and such payment shall have been deemed to have been paid on such date of declaration; and

(ii)the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Debt (excluding any Redeemable Equity Interests) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Debt of the Borrower, provided that any such new Subordinated Debt:

(A)shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Borrower incurred in connection with such refinancing;

(B)has an average life to stated maturity greater than the remaining average life to stated maturity of the Obligations;

(C)has a stated maturity for its final scheduled principal payment later than the Maturity Date; and

(D)is expressly subordinated in right of payment to the Obligations at least to the same extent as the Subordinated Debt to be refinanced.

7.07Change in Nature of Business; Accounting Changes.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto, or make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.08Transactions with Affiliates.  Enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Borrower (other than the Borrower or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and:

(a)such transaction or series of related transactions is on terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(b)with respect to any transaction or series of related transactions involving aggregate value in excess of $500,000, the Borrower delivers a certificate signed by a Responsible Officer of the Borrower to the Administrative Agent certifying that such transaction or series of related transactions complies with clause (a) above; and

(c)with respect to any transaction or series of related transactions involving aggregate value in excess of $1,000,000, either

(i)such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Borrower, or in the event there is only one Disinterested Director, by such Disinterested Director; or

(ii)the Borrower delivers to the Administrative Agent a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Borrower or such Restricted Subsidiary from a financial point of view;

provided, however, that this Section 7.08 shall not apply to:

(A)transactions and agreements in existence on the Closing Date and any renewals, amendments, modifications and changes to such agreements which are not adverse in any material respect to the Borrower;

(B)transactions between or among the Borrower or any of the Restricted Subsidiaries;

(C)Restricted Payments permitted by Section 7.06;

(D)compensation (including bonuses and equity compensation) paid to and other benefits (including retirement, health and other benefit plans, profit sharing plans or management equity subscription agreements) and indemnification arrangements provided on behalf of officers, directors, managers, employees or consultants of the Borrower or any Restricted Subsidiary, in each case in the ordinary course of business;

(E)the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement but excluding any management agreement related thereto) to which it is a party as of the date of the Indenture and any similar agreements which it may enter into thereafter;

(F)transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners, lessors or lessees of property (real or personal) or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Borrower and its Restricted Subsidiaries, on terms substantially similar to those contained in similar contracts entered into by the Borrower or any Restricted Subsidiary with unaffiliated third parties, or if neither the Borrower nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms that are in the reasonable determination of the senior management of the Borrower, at least as favorable as might reasonably have been obtained at such time from an unaffiliated third party;

(G)the issuance of Qualified Equity Interests (including all warrants, options or other rights to acquire Qualified Equity Interests) of the Borrower; loans and advances to officers, directors, managers and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices and in compliance with all Applicable Law; and

(H)loans to the Borrower’s Profit Sharing Plan in aggregate amounts at any time outstanding not to exceed $2,000,000 to enable such Profit Sharing Plan to provide benefits to eligible employees during “black-out” periods.

7.09Burdensome Agreements.  Create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits;

(b)pay any Indebtedness owed to the Borrower or any other Restricted Subsidiary;

(c)make any Investment in the Borrower or any other Restricted Subsidiary; or

(d)transfer any of its properties or assets to the Borrower or any other Restricted Subsidiary;

provided, however, that this Section 7.09 will not prohibit any encumbrance or restriction (1) pursuant to an agreement in effect on the Amendment No. 3 Effective Date and listed on Schedule 7.09; (2) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Borrower on the date hereof to the extent such encumbrance or restriction is in existence at the time such Person becomes a Restricted Subsidiary of the Borrower and is not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, but only so long as such encumbrance or restriction is not applicable to the Borrower or any Restricted Subsidiary or the properties or assets of the Borrower or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (3) pursuant to any agreement of a Guarantor governing any Indebtedness permitted by Section 7.03(b) as to the assets financed with the proceeds of, or as pledged as collateral for, such Indebtedness; (4) contained in any Acquired Indebtedness or other agreement of any Person or related to assets acquired by or merged into or consolidated with the Borrower or any Restricted Subsidiaries so long as such encumbrance or restriction was not entered into in contemplation of the acquisition, merger or consolidation transaction; and (5) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (4), or in this clause (5), to the extent that the terms and conditions of any such encumbrance or restriction are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

7.10Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenants.

(a)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio (i) as of the end of any fiscal quarter of the Borrower or (ii) as of any other date of determination of pro forma compliance with this clause (a) in accordance with Article VII, as the case may be, to be less than 1.20 to 1.00; provided, however, that if any substantially similar fixed charge coverage ratio in any Indebtedness of the Borrower in effect on the Closing Date or established or amended pursuant to any Real Estate Secured Term Loan Facility entered into after the Closing Date is adjusted or amended at any time after the Closing Date (including amendments to the relevant defined terms or required ratio) such that the fixed charge ratio required under such Indebtedness is more restrictive than this Section 7.11(a), the requirements of this Section 7.11(a) and/or any related defined terms, as the case may be, automatically shall be amended without any required actions of the parties hereto to conform to such adjustments and/or amendments to such other fixed charge ratio requirement so that the Consolidated Fixed Charge Coverage Ratio requirement hereunder is as restrictive as the corresponding fixed charge coverage ratio under such other Indebtedness.

(b)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio (i) as of the end of any fiscal quarter of the Borrower or (ii) as of any other date of determination of pro forma compliance with this clause (b) in accordance with Article VII, as the case may be, to be greater than 5.25 to 1.00; provided, however, that if any substantially similar leverage ratio in any other Indebtedness of the Borrower in effect on the Closing Date is adjusted or amended at any time after the Closing Date or established or amended pursuant to any Real Estate Secured Term Loan Facility entered into after the Closing Date (including amendments to the relevant defined terms or required ratio) such that the leverage ratio required under such Indebtedness is more restrictive than this Section 7.11(b), the requirements of this Section 7.11(b) and/or any related defined terms, as the case may be, automatically shall be amended without any required actions of the parties hereto to conform to such adjustments and/or amendments to such other leverage ratio requirement so that the Consolidated Leverage Ratio requirement hereunder is as restrictive as the corresponding leverage ratio under such other Indebtedness.

7.12Subordinated Debt and Senior Notes.

(a)Amend or modify any of the terms of any of any Subordinated Debt or the Senior Notes if such amendment or modification would add or change any terms in a manner adverse to the Borrower or any Subsidiary (including any amendment or modification that would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto).

(b)Amend or modify any of the subordination provisions of any Subordinated Debt.

7.13Most Favored Lender.  Fail to promptly notify the Administrative Agent and the Lenders in the event that at any time the Borrower or any Restricted Subsidiary shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for:

(a)commitments to advance or guaranteeing any revolving credit financing or letter of credit facility or to amend any terms and conditions applicable to any revolving credit financing or letter of credit facility, which agreement, guarantee, indenture or other instrument, (i) bears interest at a rate more favorable to the lender or other counterparty thereunder than that provided in this Agreement (to the extent such agreement or instrument as a maturity equal to or shorter than the maturity of this Agreement) or (ii) includes financial covenants similar to, in addition to or more restrictive than those set forth in Section 7.11 and such financial covenants are more favorable to the lender or other counterparty thereunder than those provided in this Agreement, or

(b)any Restricted Subsidiary provides a guaranty of all or any portion of or the Borrower or any Restricted Subsidiary otherwise pledges a security interest (other than Permitted Liens) in any assets with respect to any financing or credit facility (other than purchase money financings permitted under Section 7.03), and, thereupon, fail, if the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, request by written notice to the Borrower and/or such Restricted Subsidiary to promptly enter into an amendment to this Agreement and such other documents as reasonably requested by the Administrative Agent providing for substantially the same such collateral security (on a ratable basis with all other financings secured by such collateral), and, if applicable, interest rate and/or financial covenants provided for in such agreement, guarantee or other instrument, and/or cause such Restricted Subsidiary to enter into a Guaranty of the Obligations under and otherwise in accordance with this Agreement, in each case to the extent required and as may be selected by the Administrative Agent, or as may be required by the Required Lenders, such amendment and/or guaranty to remain in effect for the entire duration of the stated term to maturity of such financing (to and including the date to which the same may be extended at the Borrower’s option), notwithstanding that such financing might be earlier terminated by prepayment, refinancing, acceleration or otherwise; provided that if any such agreement, guarantee, indenture or other instrument shall be modified, supplemented, amended or restated so as to modify, amend or eliminate from such agreement, guarantee, indenture or other instrument any such collateral security, or, if applicable, interest rate and/or financial covenants, or terminate the guaranty of such Restricted Subsidiary, then unless required by the Administrative Agent or the Required Lenders, as provided pursuant to this Section 7.13, such modification, supplement, amendment or termination shall not operate to modify, amend or eliminate such collateral security, interest rate and/or financial covenants so made a part of this Agreement or to terminate the Guaranty of such Restricted Subsidiary.

7.14Limitations with Respect to Unrestricted Subsidiaries.  Provide credit support for, Guarantee or subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.15Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

Article VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default.  Any of the following shall constitute an Event of Default:

(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) any interest, fees or other amounts due hereunder and such failure remains uncured for a period of five (5) days after the Borrower receives written notice thereof from the Administrative Agent; or

(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a),  6.05(a), 6.10, 6.11 or 6.12 or Article VII; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof from the Administrative Agent; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default. (i) The Borrower or any Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Subordinated Debt, the Senior Notes or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $30,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Guarantor is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Guarantor is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Guarantor as a result thereof is greater than $30,000,000; or

(f)Insolvency Proceedings, Etc. The Borrower or any Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) The Borrower or any Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments. There is entered against the Borrower or any Guarantor (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(k)Change of Control. There occurs any Change of Control;

(l)Subordinated Debt and Senior Notes. (i) The subordination provisions of any Subordinated Debt Document (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Debt; (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (C) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions; (iii) any of the Obligations for any reason shall fail to be “Senior

Debt” (or any comparable term) under, and as defined in, any Subordinated Debt Documents; (iv) any of the Obligations for any reason shall fail to be “Pari Passu Indebtedness” (or any comparable term) under, and as defined in, any of the Senior Note Documents; or (v) a “Change of Control” (or any comparable term) shall occur under any Subordinated Debt Document or Senior Note Document; or

(m)Delisting.  The Borrower ceases to be listed on National Association of Securities Dealers Automated Quotations (NASDAQ) or the New York Stock Exchange (NYSE).

8.02Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided,  however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) and subject to Sections 2.14 and 2.15, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Obligations then owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements, and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of the L/C Obligations compromised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.03, in each case ratably among the Administrative Agent, Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Article IX.
ADMINISTRATIVE AGENT

9.01Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions.  The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer; and

(e)shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non- appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit and related Bankers’ Acceptances in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders.  Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other agents listed on the cover page hereof (other than the Administrative Agent) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10Guaranty Matters.  Each of the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

9.11Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements.  No Cash Management Bank or Hedge Bank who obtains the benefit of the provisions of Section 8.03, this Agreement, the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct, vote or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements only if the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to the applicable Overnight Rate. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

Article X.
MISCELLANEOUS

10.01Amendments, Etc.  Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)without the prior written consent of each Lender directly affected thereby, (i) modify Section 2.13 or Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, the order of payments or the pro rata sharing of payments otherwise required hereunder, or (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation;

(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(h)amend or waive compliance with Section 7.10, or amend any definition in any manner that would have the effect of waiving compliance with Section 7.10, in each case without the written consent of Lenders holding in the aggregate at least 75% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 75% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes hereof);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each fee letter entered into in connection with this Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all Lenders or all affected Lenders, as the case may be, other than Defaulting Lenders), except that (i) the Commitment of such Lender may not be increased or extended without the consent of such Lender or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Loan Parties and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

10.02Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

This Agreement was prepared by: Haynes and Boone, LLP

650 S. Tryon Street,  Suite 700

Charlotte, NC 28202

Attention: Charlie Harris

Phone: (980) 771-8207

E-mail: Charlie.Harris@haynesboone.com

(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messages and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR

ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications, and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right,

remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer and the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the fees, charges and disbursements of counsel for the Administrative Agent including, without limitation, with respect to any opinions issued by such counsel with respect to the transactions contemplated hereby), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, restatements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal, restatement or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person

(including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided,  further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence of willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) or (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of the Swing Line Loans.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to such assignment unless it objects thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and, provided,  further, that Borrower’s consent shall not be required during the primary syndication of the credit facility provided herein;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided,  however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph

(b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor

L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07Treatment of Certain Information; Confidentiality.

(a)Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, or (B) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower or (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

(c)Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d)Customary Advertising Material.  The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

10.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Integration; Effectiveness.  This Agreement,  the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereaftershall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)such assignment does not conflict with Applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

(b)SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN THE CITY OF CHARLOTTE AND OF THE UNITED STATES DISTRICT COURT OF THE CITY OF CHARLOTTE, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND

AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the other Agents, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the other Agents, the Arrangers, and the Lenders, on the other hand, (B) the Borrower (on its own behalf and on behalf of the other Loan Parties, if any) has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the other Agents, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, the other Agents, the Arrangers or the Lenders has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the other Agents, the Arrangers, or any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the other Agents, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17Electronic Execution;  Electronic Records; Counterparts .  This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent and each Credit Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided,  further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any

Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Borrower and each Credit Party hereby waives (i) any argument, defense, or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Documents based solely on the lack of original paper copies of this Agreement or any other Loan Document, and (ii) waives any claim against the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(a)the effects of any Bail-In Action on any such liability, including, if applicable:

(b)a reduction in full or in part or cancellation of any such liability;

(i)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(ii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.20Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 3 82.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).x

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